Calculation of Filing Fee Tables
S-8
ARROW FINANCIAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	300,000	$ 36.9425	$ 11,082,750.00	0.0001381	$ 1,530.53
Total Offering Amounts:						$ 11,082,750.00		$ 1,530.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,530.53
Offering Note
[1]	This registration statement relates to 300,000 shares of common stock of Arrow Financial Corporation that may be purchased with employee contributions to the Arrow Financial Corp. Profit Sharing 401(k) Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources